UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     October 6, 2010

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 5.02:    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2010, the Company issued a press release announcing the appointments of Peter H. Heckman as its President and Chief Executive Officer and Dwayne D. Hallman as its Chief Financial Officer, both effective October 6, 2010. That press release is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2010.

With the promotion of Mr. Heckman to CEO, his annualized salary was adjusted to $550,000.00, his target Annual Incentive Plan opportunity was adjusted to 70% of base salary, and his target Long-term Incentive Plan opportunity remains unchanged.

With the promotion of Mr. Hallman to CFO, his annualized salary was adjusted to $320,000.00, his target Annual Incentive Plan opportunity was adjusted to 50% of base salary, and his target Long-term Incentive Plan opportunity remains unchanged.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.
10.1	Summary of Horace Mann Educators Corporation Named Executive Officer Annualized Salaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name: Bret A. Conklin Title: Senior Vice President & Controller (Principal Accounting Officer)

Date: October 8, 2010

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